Exhibit 10.18

Certain information in this document identified by brackets has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Agreement No.: Wei Yin (BMW-Huachang) He Bu Zi [2019] No.001

Supplementary Agreement of the Auto Financing Business

Cooperation Agreement

This Supplementary Agreement is made by and between:

Party A: Shenzhen Qianhai WeBank Co., Ltd.

Domicile (Address): Block A, Building 7, Shenzhen Bay Science and Technology Ecological Park, 1819 Shahe West Road, Nanshan District, Shenzhen City, PRC.

Legal Representative (Responsible Person): Gu Min

Contact Information: [REDACTED]

and

Party B: Huachang Finance Leasing (China) Co., Ltd.

Domicile (Address): No. 208, South Side of Floor 2, Phase I, Airport Second-hand Vehicle Trading Market, 8 Middle Road, Automobile Park, Tianjin Pilot Free Trade Zone (Airport Economic Area).

Legal Representative (Responsible Person): Xu Wen

Contact Information: [REDACTED]@mljr.com

WHEREAS:

1.

Party A, Party B, Liyun Vehicle Consulting Services (Shanghai) Co., Ltd. and Tiandao Jiran (Beijing) Network Technology Co., Ltd. signed the Agreement on Cooperation and Guarantee of Auto Financing Business (Agreement No.: Wei Yin (BMW-Huachang) Zi [2017] No.001) (hereinafter referred to as “Cooperation Agreement I”) in 2017. Party A and Party B agree to conduct business cooperation on the financing business of individual purchase of vehicles and/or vehicle-attached products (services) in accordance with the provisions of the Cooperation Agreement I;

2.

Party A and Party B signed the Auto Financing Business Cooperation Agreement (Agreement No.: Wei Yin (BMW-Huachang) He Zi [2018] No.001)(hereinafter referred to as “Cooperation Agreement II”) in 2018. Party A and Party B agree to conduct business cooperation on the financing business of individual purchase of vehicles and/or vehicle-attached products (services) in accordance with the provisions of the Cooperation Agreement II. The cooperation period of the Cooperation Agreement II will end on January 22, 2019;

3.

Party A and Party B signed the Auto Financing Business Cooperation Agreement (Agreement No.: Wei Yin (BMW-Huachang) He Zi [2019] No.001)(hereinafter referred to as “Cooperation Agreement III”) in 2019. Party A and Party B agree to conduct business cooperation on the financing business of individual purchase of vehicles and/or vehicle-attached products (services) in accordance with the provisions of the Cooperation Agreement III;

4.

According to the provisions of the Cooperation Agreement I, the Cooperation Agreement II and the Cooperation Agreement III, Party A will provide loans to the Customers recommended by Party B who are eligible for loans upon approval by Party A, and sign a Vehicle Finance Loan Contract with each of such Customers (the specific name shall be subject to the actual contract name signed by the Customer, hereinafter referred to as the “Master Contract”);

5.

The Cooperation Agreement I, the Cooperation Agreement II and the Cooperation Agreement III are hereinafter referred to collectively as “Master Agreements”, including the supplementary agreements, annexes and guarantee contracts under the Master Agreements.

NOW, THEREFORE, Party A and Party B, through friendly negotiation, further clarify the Master Agreements as follows and intending to be mutually bound, enter into the following supplementary agreement.

I.	Supplementary Provisions on Products

1.

The business data that Party A and Party B cooperate under the Master Agreements will be stored in the host systems of Party A and Party B. The loan information about the Customers shall be subject to the contents stored in Party A’s system. Unless there are major errors, Party B acknowledges that the data stored in Party A’s system will be used as the basis for claiming the liabilities for default and guarantee under the Master Agreements.

2.

Party B shall guide the Customers to repay money to Party A’s repayment account. If Party A’s system receives Party B’s instruction on customer repayment (including but not limited to customer’s current repayment, early settlement amount and settlement amount), it shall be deemed that Party B has received a corresponding application from the Customer and received a corresponding payment from the Customer, and Party B shall immediately return such payment to Party A and authorize Party A to deduct the corresponding amount from Party B’s settlement account. Party B shall not do any act that will infringe the rights of Party A or the Customer (including but not limited to delayed repayment and embezzlement of the funds of the Customer for other uses). Otherwise, Party B shall bear the losses incurred by Party A due to Party B’s above act (if any), and if Party A suffers greater losses, it shall have the right to stop releasing the loans under the Master Agreements and/or require Party B to settle all/part of the loans of the Customer immediately.

II.	Supplementary Provisions on Guarantee

1.

Party B opens a security deposit account with an account number of [REDACTED] with Party A. All the security deposits in the above security deposit account will be used to provide pledge guarantee for the debts of all Customers under the Master Agreements until the loans are settled, and if there is still a releasable balance after Party A exercises the priority right of repayment with respect to the security deposits, Party A may release such balance in accordance with the provisions of the Master Agreements. If any Customer violates the provisions of the Master Contract signed by the Customer and Party A, Party A shall have the right to directly deduct the security deposits in the security deposit account based on the total amount (including but not limited to the remaining loan principal and interest, penalty interest, liquidated damages, expenses for realizing creditor’s rights, etc.) payable by the Customer due to the default, so as to perform the pledge guarantee obligation of the security deposits.

2.

All the security deposits in the security deposit account opened by Party B with Party A shall be used to provide pledge guarantee for the compensation obligations of Party B and other guarantors under the Master Agreements in the case of overdue repayment by the Customers and failure to complete mortgage registration and to provide pledge guarantee for other compensation obligations under the Master Agreements. In the event that Party B and/or other guarantors fail to perform their compensation obligations on time and in full in accordance with the terms agreed in the Master Agreements, Party A shall have the right to deduct directly from the security deposit account the compensation amount payable by Party B to Party A under the compensation obligations of Party B or other guarantors, so as to perform the pledge guarantee obligation of the security deposits.

3.

If Party B fails to perform any form of guarantee responsibility and/or the guarantee responsibility of any Customer under the Master Agreements and/or perform the repurchase responsibility for mortgage within the stipulated time limit, or violates the provision of Paragraph 2 of Article 1 of this Supplementary Agreement, Party A shall have the right not to release or return the balance in Party B’s security deposit account (including the security deposit accounts with the account numbers of [REDACTED] and [REDACTED] stipulated in the Master Agreements) until the default is eliminated and/or the loans of all the Customers under the Master Agreements are settled.

4.

If a Customer commits an Event of Default under the Main Contract, Party A shall have the right to directly claim the guarantee responsibility against Party B for the Customer’s current repayment or all the remaining balance, without first claiming recourse, accelerating maturity or bringing a lawsuit against the Borrower.

5.	Party B accepts the claim amount issued by Party A as accurate data, without Party A issuing any certificates and other documents, except for major errors.

6.

After Party B has performed its guarantee responsibility to Party A and settled all the debts owed to Party A by the Customer, it shall be deemed that Party A have transferred the customer loan to Party B. The above transfer shall take effect between Party A and Party B, regardless of whether a notice of transfer of creditor’s rights is sent to the Customer. If the Customer subsequently repay the debts to Party A, Party A shall return the amount repaid by the Customer to Party B in a timely manner.

III.	Vehicle Mortgage

1.

For the financing vehicles under the Master Agreements, Party A or the cooperative institution designated by Party A will handle vehicle mortgage registration with Party A and/or a third party designated by Party A as the mortgagee, and Party B shall unconditionally provide assistance therefor.

2.

If Party A entrusts Party B to exercise the vehicle mortgage right, the money obtained from discount transfer, auction, sale, etc., must be used to repay in priority the loan principal, interest, penalty interest and other related expenses payable by the Customer to Party A, and Party B shall not defend Party A’s priority claim for any reason.

3.	With the consent of Party A, Party B may handle the vehicle mortgage registrations in some areas according to the following provisions:

(1)	The Customer signs the Financing Lease Contract with Party B and handles the mortgage registration under the Financing Lease Contract with Party B as the mortgagee.

(2)

After Party A releases a loan to the Customer to repay the financing lease funds under the Financing Lease Contract, the Customer will obtain the ownership of the vehicle under the Financing Lease Contract and mortgage the vehicle to Party A through the Master Contract signed with Party A as a guarantee for the debts under the Master Contract.

①

Party A shall have the right not to register the mortgage of such vehicle for the time being, and shall have the right to require a cancellation of the registration with Party B as the mortgagee at any time.

②

Party A shall have the right to handle vehicle mortgage registration with Party A and/or a third party designated by Party A as the mortgagee, and Party B shall unconditionally provide assistance therefor.

(3)

During the duration of the loan, without Party A’s written consent or requirements, Party B and the Customer shall not cancel the mortgage registration with Party B as the mortgagee on the collateral, and shall not transfer, sell off, auction or set up a new mortgage guarantee on the vehicle, which may affect Party A’s mortgage right.

(4)	During the duration of the loan, Party B shall be responsible for keeping the original motor vehicle registration certificates.

4.	Party B agrees to the following provisions for the cooperative business under the Master Agreements with Party B as the registered mortgagee:

(1)

Party B shall clearly understand the relevant regulations and handling practices of the vehicle management authority regarding vehicle mortgage registration. If required by Party A, Party B shall submit the following materials to Party A within a reasonable period of time (no later than 30 days after Party A requires) after Party A requires:

①	the original vehicle registration certificate;

②

the complete set of materials required for the cancellation of mortgage registration (including but not limited to the settlement certificate, the photocopy of Party B’s business license stamped with its common seal, the power of attorney for mortgage cancellation, the certificate of mortgage cancellation, and other materials required by the vehicle registration authority);

③	the power of attorney for vehicle traffic accident claim issued to the insurance company if the claim settlement fund exceeds RMB 5,000;

④

Party B’s mortgage handling personnel registered by the vehicle management authorities in various places shall be replaced with Party A’s designated personnel and/or Party A’s designated personnel shall be added as mortgage handling personnel;

⑤

to provide Party A with the GPS management account number and the account number password of the cooperative business and/or provide Party A with the GPS information of financing vehicles covering the whole loan period;

The above materials/information shall meet all the operation requirements for the vehicle management authorities to cancel the mortgage registrations. Party B shall authorize Party A to fill in the data elements according to the specific contents of the cooperative business. The materials shall meet the handling requirements for the duration of all cooperative businesses. If the materials are updated (such as the expiation of a certificate or license, etc.), Party B shall provide the updated materials to Party A.

(2)	Other work for which Party A deems Party B shall provide cooperation.

(3)

If Party B violates the provisions of this Article 3, Party B shall compensate Party A for the losses suffered by Party A arising therefrom (including but not limited to the costs of handling customer complaints and the expenses incurred in handling mortgage cancellation registrations).

IV.	This Supplementary Agreement shall apply to all the cooperative businesses under the Master Agreements.

V.

The Supplementary Agreement shall constitute an integral part of and have the same legal force as the Master Agreements. In case of any conflict between the Master Agreements and this Supplementary Agreement, this Supplementary Agreement shall prevail. For matters not covered in this Supplementary Agreement, the Master Agreements shall apply.

VI.

This Supplementary Agreement shall take effect on the date when the legal representatives or entrusted agents of Party A and Party B affix their signatures (or seals) and the common seals/special seals for contract of Party A and Party B hereon. The term of this Supplementary Agreement is the same as that of the Master Agreements.

VII.	This Supplementary Agreement is made in four counterparts with the same legal force, with Party A and Party B holding two counterparts respectively.

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Party A: Shenzhen Qianhai WeBank Co., Ltd.

[Seal]

Legal Representative or Authorized Agent (Signature or Seal): Gu Min

[Seal]

Signing Date: April 10, 2019

Party B: Huachang Finance Leasing (China) Co., Ltd.

[Seal]

Legal Representative or Authorized Agent (Signature or Seal): Xu Wen

[Seal]

Signing Date: April 10, 2019

Confirmation Letter

To Shenzhen Qianhai WeBank Co., Ltd.:

I, the guarantor, know and understand the Master Agreements signed by Huachang Financing Lease (China) Co., Ltd. and Party A and the above Supplementary Agreement, and promise to perform the guarantee responsibility according to provisions of the guarantee contract (the specific contract number and name shall be subject to the actual signing) signed by me and Party A corresponding to the Master Agreements.

Confirmed by:

Liyun Vehicle Consulting Services (Shanghai) Co., Ltd.

[Seal]

Tiandao Jiran (Beijing) Network Technology Co., Ltd.

[Seal]

Date: April 10, 2019